Exhibit 99.1

BBAI Pangiam Investor Speech

[SLIDE 1]

Hello, everyone, and thank you for joining today’s call. This is Julie Peffer, CFO of BigBear.ai and today we’ll be discussing our definitive merger agreement to acquire Pangiam, a leader in Vision AI for the global trade, travel, and digital identity industries.

[SLIDE 2]

I’m joined on today’s call by Mandy Long, CEO of BigBear.ai. While we’re not taking questions today, additional information can be found in the definitive proxy that was filed with the SEC on January 29th, and this presentation and a recording of this call will be made available afterwards. We have also included a link to the proxy at the end of this presentation.

[SLIDES 3-4]

The matters that we will be discussing today may include forward-looking statements, and as such, are subject to risks and uncertainties. These risks and uncertainties include those risk factors discussed in the most recent reports on Forms 10-Q and 10-K filed by BigBear.ai, as well as those discussed in the press release announcing this acquisition. These and other risks and uncertainties could cause actual results to differ materially from those contained in our forward-looking statements. I would like to remind the audience that today’s call will pertain strictly to BigBear.ai’s definitive merger agreement to acquire Pangiam. None of the comments on this call should be viewed as an update on BigBear.ai’s current or recently completed quarter.

Now I’ll turn it over to Mandy to provide some insight into Pangiam and the deal rationale.

[SLIDE 5]

Hello, everyone. I’m going to start by talking about the key drivers of the deal, and the global landscape influencing an acceleration strategy for BigBear.ai.

We’ve talked in the past about the reality of a global AI arms race. This race is not just about developing advanced artificial intelligence capabilities but is about delivering these capabilities in highly complex, distributed, mission-based operating environments. In other words, making them real and relevant to the warfighter.

BigBear.ai is not merely a participant in this race; we are at its forefront, playing a pivotal role in how these capabilities will be harnessed for the men and women that protect and serve our country. Our strategic decisions, investments, and innovations are aligned towards ensuring that we remain a leader and trusted partner in our mission to create clarity for the world’s most complex decisions.

With the addition of Pangiam, BigBear.ai accelerates and evolves in three core focus areas: national security, supply chain management, and digital identity.

[SLIDE 6]

The decision to acquire Pangiam is rooted in a strategy to bolster our portfolio through both organic and inorganic tactics, accelerate our growth in adjacent market categories and customers, and deliver increased value to our shareholders. This acquisition also enables both companies to realize greater economies of scale as a combined entity. Together, we will establish one of the industry’s most comprehensive Vision AI portfolios, positioning us to lead and innovate in this market category.

As you’ve seen from our financial results over the past year, we have continued to improve our operating posture by rapidly streamlining and focusing the business. This takes a diverse and experienced leadership team like the one we now have in place, and we have positioned BigBear.ai to begin to scale in 2024 and beyond. The acquisition of Pangiam doesn’t change our operating philosophy. While we expect to incur some up-front costs, transaction fees, and other costs associated with the integration during the first year after closing, we do not believe that Pangiam will have a significant impact on our liquidity or cash from operations as we successfully execute on our integration plan and realize the anticipated synergies.

One of the most important synergies to highlight is what we are going to be able to do for our customers, both existing and new. Pangiam brings an international footprint and leading capabilities in facial recognition, image-based anomaly detection, and advanced biometrics. These technologies are relevant to BigBear.ai’s national security and supply chain management customers and broadens the impact that we can have on those missions.

For Pangiam, their customers gain access to technologies like ProModel and Arcas that support their missions at the Department of Homeland Security. The fentanyl crisis is an example of a mission that both Pangiam and BigBear.ai have been focused on as standalone entities. Imagine the impact that we can have together as we bring everything we have to a national priority of this magnitude.

[SLIDE 7]

I’m now going to spend some time talking about Pangiam and its history. Pangiam was established in 2020, and in the few short years since they were founded they are on-track to post revenues of roughly $40M for FY23.

[SLIDE 8]

In 2020 and 2021, they made strategic acquisitions of Linkware, veriScan, and Trueface. These acquisitions, paired with their own organic investments over the past few years into solutions like Dartmouth and their Strategic Consulting practice, have laid the foundation to differentiate and address market challenges in the trusted and secure movement of people and goods.

Pangiam’s customers span the public and private sectors, including U.S. Customs and Border Protection, U.S. Transportation Security Administration, and the UK and Australian Transportation Ministries, as well as more than 50 airlines, CLEAR, Entain, and Toyota.

Their current projections and pipeline indicate substantial upside and revenue acceleration over the next five years, particularly as international airports and airlines move to enhance security and improve operational efficiencies. The level of trust that they have earned, and continue to earn across their customers, indicates a high degree of cultural alignment with BigBear.ai.

[SLIDE 9]

Pangiam is a team of exceptional people who, like our employees at BigBear.ai, come from the customer environments that they support. Kevin McAleenan, the CEO of Pangiam and former acting Secretary of the Department of Homeland Security, has been nationally recognized for his service and leadership, receiving our nation’s highest civil service award – the Presidential Rank Award – as well as the Service to America Medal and the Call to Service Award. Kevin has experience operating in the public and private sectors, and I am looking forward to partnering with him to lead our combined company into the future.

[SLIDE 10]

Since our announcement of the definitive merger agreement, Pangiam has not stopped hitting milestones on its journey to scale and margin expansion. I’d like to highlight a few examples from the past few months.

In November the team completed an exploratory assessment of Project Dartmouth’s threat detection capability – using computer vision to screen carry-on bags, with the potential to significantly improve operations at security checkpoints. A successful pilot and EU regulatory compliance would pave the way for full-scale implementation.

In December, Pangiam was awarded a project for the application of AI-assisted anomaly detection in vehicle and cargo screening by U.S. Customers and Border Protection. The application of imaging AI to these types of use cases has the potential to improve the efficiency and the accuracy of these processes.

And in January, veriScan hit another milestone in its expansion at DFW airport, who, with Pangiam’s technology is on track to become the largest gate implementation of biometrics in North America.

Pangiam’s investment thesis is gaining traction in market, and we see indications of product market fit across the business. We are excited for what the future holds for Pangiam and BigBear.ai together.

I’m now going to turn it back to Julie to talk through some of Pangiam’s financial highlights and their projected trajectory looking into the future.

[SLIDE 11]

Thanks Mandy. Before I dive into the financials, I want to reiterate something that we mentioned earlier in this presentation. What excites us about Pangiam is not only the remarkable organization that they have built, but also our opportunity to accelerate and scale in market together while driving operating efficiencies. This equity-based acquisition allows us to mitigate a cash outlay that would otherwise be needed to build these capabilities in-house. We expect to see accelerating growth once we integrate Pangiam as we collectively begin to scale the business in 2024 and beyond.

Now let me provide some insight into Pangiam’s historical performance. Since year-end results are still in audit, we provided financial comparisons through the third quarter in the recently issued proxy. In the first chart, when you compare September YTD results to the previous year, you’ll notice healthy overall year-over-year growth of 14%. You’ll also see that the combination of SaaS and software licenses are accelerating with 134% combined YoY growth. Government Services revenues also grew by 11% in this period as they have consistently achieved double digit growth over the last two years.

As you move to the 2nd chart, you’ll see that the percentage of revenue related to SaaS and software licenses has increased to 11% of total revenues as compared to only 2% in 2021. This increase in software revenue is driving significant gross margin expansion of 290 basis points through the third quarter with YTD gross margins at 32.7% compared to 29.8% last year.

[SLIDE 12]

Now moving into the growth projections, you will notice the government services business continues to project healthy, double-digit growth with a CAGR of 11% over the five-year period. But you also see a dramatic expansion of commercial revenues related to software sales as the travel industry moves to implement enhanced security and operational efficiency. This expansion in commercial revenues would result in a significant mix shift with a 50/50 balance between commercial and government revenues by 2025 based on current market forecasts, which will further support gross margin expansion.

[SLIDE 13]

Now let’s walk through the financial aspects of the deal.

[SLIDE 14]

When we signed the definitive agreement to acquire Pangiam on November 4, 2023, we agreed that approximately 49.5M shares would be issued immediately at closing, with the remainder to be issued following the finalization of a customary post-closing purchase price adjustment. The 49.5 million share count was based on the 20-day VWAP at the time of the signed agreement, which was approximately $1.34 per share. Once we finalize the post-closing purchase price adjustment, any remaining shares to be issued to the seller will be calculated based on the 20-day VWAP when that holdback is settled, a few months after closing. The total number of shares issued will be reported in future SEC filings.

The stockholder vote is scheduled for February 27th and we expect the deal to close very soon after the stockholder meeting, pending necessary approvals.

As a reminder, Pangiam’s financial results will not be included in BigBear’s consolidated financial results until the transaction has closed. Pangiam results will be included in our consolidated results on a go-forward basis which we believe will be March so our Q1 results would include approximately one month of Pangiam performance.

As we have shared today, we believe in the combination of these two businesses and the all-stock nature of this deal aligns all parties to drive toward our combined goals. The ability to create one streamlined operational structure to support the combined entities will enable us to continue to reduce operational expenses and position us to scale as the company grows. And we expect to see our gross margins expand as commercial revenue continues to accelerate.

As we prepare to close in the next month, we’re using this time to refine our integration plans so that we can focus on unlocking the synergies between the two companies.

Finally, we believe that Pangiam is an incredible cultural fit for BigBear.ai. Both companies have incredibly talented teams, and we share deep-rooted values around innovation, customer success, trust, transparency and inclusion. Coming together with a shared vision and common beliefs will drive greater innovation for our customers and stronger growth.

Now let me turn it back over to Mandy.

[SLIDE 15]

Thank you, Julie.

We are bullish on the future as we look to welcome Pangiam to the BigBear.ai family. We believe that combining our companies will bring more capabilities to our shared customers, will position us for accelerated growth, will increase the value we create for our stockholders, and will allow us to invest where the market is going.

BigBear.ai and Pangiam together will create one of the industry’s most comprehensive Vision AI portfolios, combining facial recognition, image-based anomaly detection and advanced biometrics with BigBear.ai’s computer vision and predictive analytics capabilities to spearhead the Vision AI industry. This will position us as a foundational leader in one of the fastest growing categories for the application of AI.

Each of the three markets that we are talking about – National Security, Supply Chain Management, and Digital Identity – are expected to see double digit growth in the coming years as they embrace and operationalize advanced technologies like artificial intelligence.

On January 11th, the Department of Defense released its inaugural National Defense Industrial Strategy (NDIS), defining priorities for industry to realize a national modernized defense industrial ecosystem. It is a call to action for companies like BigBear.ai and Pangiam, as we are a part of the defense industrial base which must provide the required capabilities at the speed and scale necessary for the U.S. military to engage and prevail in a near-peer conflict.

In alignment with the National Defense Strategy (NDS) released in 2022, the Federal Government is focused on fortifying our supply chains and enabling international interoperability and collaboration to deter adversarial entities from impacting the critical infrastructure that fuels our great nation. This mission is at the center of who BigBear.ai is and what we do – and we are committed to playing a role in positioning the United States, and our allies, to orchestrate an ecosystem of trusted and secure collaboration. Our anticipated acquisition of Pangiam bolsters our ability to answer this call to action.

Thank you again for your time today, and we look forward to talking with you again post deal-close.

***

[End of communication]

DISCLAIMER

This presentation contains estimates and other data made by independent parties and by BBAI relating to market size and growth about our industry and estimated total addressable market. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither BBAI nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our or Pangiam’s future performance and the future performance of the markets in which BBAI or Pangiam operates are necessarily subject to a high degree of uncertainty and risk.

FORWARD-LOOKING STATEMENTS

This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. BBAI intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this presentation, including without limitation statements regarding the combined company’s future strategy, prospects, market position, industry, and performance, projections regarding Pangiam’s future revenue growth, expected combined financial benefits from the merger, and expected growth in total addressable market are forward-looking statements. Without limited the foregoing, words such as “believe” “may,” “will,” “expect,” “should,” “could,” “would,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “target,” “is/are likely to,” “forecast,” “future,” “guidance,” “possible,” “predict,” “seek,” “see,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: failure to consummate the proposed transactions in a timely manner or at all; failure to obtain applicable regulatory and stockholder approvals; failure to satisfy other closing conditions to the proposed transactions; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to timely and successfully realize anticipated benefits of the combined operations; potential litigation relating to the proposed transactions and disruptions from the proposed transactions that could harm BBAI’s or Pangiam’s business; reductions in customer spending, a slowdown in customer payments and changed in customer requirements; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors; ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their customers; the risk of termination of the Merger Agreement relating to the Mergers; risks that the Mergers could disrupt BBAI’s or Pangiam’s current plans and operations or divert the attention of their respective management or employees from ongoing business operations; the risk of unexpected costs and/or unknown or inestimable liabilities relating to the Mergers; and the risk that BBAI’s or Pangiam’s respective businesses may suffer as a result of uncertainty surrounding the Mergers. These and other important factors discussed under the caption “Risk Factors” in BBAI’s definitive proxy statement on Schedule 14A filed with the SEC on January 29, 2024 and under the caption “Risk Factors” in BBAI’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, as may be updated from time to time in other filings BBAI makes with the SEC including its Quarterly Report on Form 10-Q for the quarter ended on September 30, 2023 that was filed with the SEC on November 9, 2023, could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

The foregoing list of factors is not exhaustive. These statements generally reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this presentation. You should not put undue reliance on any forward-looking statements. Although BBAI believes that the expectations reflected in the forward-looking statements are reasonable, BBAI cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, BBAI undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On January 29, 2024, BBAI filed with the United States Securities and Exchange Commission (the “SEC”) the definitive proxy statement of BBAI relating to a special meeting of BBAI’s stockholders to be held for the purpose of obtaining stockholder approval of the proposed transactions (the “Proxy Statement”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BBAI, PANGIAM, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed or that will be filed with the SEC by the parties on the website maintained by the SEC at www.sec.gov or on BBAI’s website at https://ir.bigbear.ai.

PARTICIPANTS IN THE SOLICITATION

BBAI and Pangiam and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BBAI in respect of the proposed transactions contemplated by the Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of BBAI, respectively, in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Proxy Statement. Information regarding BBAI’s directors and executive officers is contained in the Proxy Statement, BBAI’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated May 24, 2023, which are filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.